Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made on October 12, 2020 by and between Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and Yaniv Rozen (the “Executive”).

WHEREAS, the Company wishes to engage the Executive pursuant to the terms and conditions of this Agreement and Executive wishes to be engaged by the Company pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Engagement. The Company will engage Executive, and Executive accepts engagement with the Company, upon the terms and conditions set forth in this Agreement, for the period commencing as of the date of this Agreement and ending as provided in Section 5 (the “Engagement Period”).

2.       Position and Duties. During the Engagement Period, Executive will serve, on an independent contractor/consultant basis, as the Chief Operating Officer of the Company. In such position, the Executive shall have such duties, authority, and responsibility as shall be determined from time to time by the Board, which duties, authority, and responsibility are consistent with the Executive’s position. Executive may engage in other business activities during the Engagement Period.. Executive will report directly to the Board of the Company. Subject to the foregoing, Executive will perform his duties and responsibilities to the best of his abilities in a trustworthy and businesslike manner.

3.       Compensation and Benefits.

(a)       Compensation. Subject to Section 4, the Company shall pay Executive a fee (“Fee”) of $3,000 per month, payable monthly in arrears.

(b)       Reimbursement of Expenses. During the Engagement Period, the Company will reimburse Executive for all reasonable out-of-pocket expenses necessarily incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. Reimbursement by the Company for the expenses set forth above will be subject to the Company’s requirements with respect to reporting and documentation of such expenses.

4.       Performance Bonuses and Increases in Fee. The Company shall issue to Executive shares of common stock, and increase the Fee of Executive during the Engagement Period, as follows:

(a) Within five business day of the end of the fourth quarter of 2020, (i) if the Company’s average sales were at least $50,000 per month, for such quarter, the Company shall issue to Executive 500,000 shares of common stock; or (ii) if the Company’s average sales were at least $100,000 per month for such quarter, the Company shall issue to Executive 750,000 shares of common stock;

(b) Within five business day of the end of the first quarter of 2021, (i) if the Company’s average sales were at least $100,000 per month for such quarter, the Company shall issue to Executive 750,000 shares of common stock, or (ii) if the Company’s average sales were at least $150,000 per month for such quarter, the Company shall issue to Executive 1,000,000 shares of common stock, and will increase Executive’s Fee to $5,000 per month effective commencing at the end such quarter;

(c) Within five business days of the end of the second quarter of 2021, (i) if the Company’s average sales were at least $200,000 per month, for such quarter, the Company shall issue to Executive 1,500,000 shares of common stock, or (ii) if the Company’s average sales were at least $300,000 per month, for such quarter, the Company shall issue to Executive 2,000,000 shares of common stock; and

(d) Within five business days of the end of the third quarter of 2021, (i) if the Company’s average sales were at least $300,000 per month, for such quarter, the Company shall issue to Executive 2,000,000 shares of common stock; or (ii) if the Company’s average sales were at least $500,000 per month, for such quarter, the Company shall issue to Executive 3,000,000 shares of common stock, and will increase Executive’s Fee to $7,000 per month effective commencing at the end such quarter;

All share amounts in this Agreement are subject to adjustment for stock splits, stock dividends, and similar transactions. Executive acknowledges that any shares Executive may receive under this Agreement will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold unless registered under the Securities Act or pursuant to an exemption from such registration.

5.       Termination. The Engagement Period will commence as of the date of this Agreement and will continue until the one year anniversary of the date hereof, and will automatically renew for additional one year periods, provided that either party may terminate this Agreement at any time upon written notice.

6.       Confidential Information. Executive acknowledges that the information, observations and data that have been or may be obtained by him during his engagement with the Company, prior to and after the date of this Agreement concerning the business or affairs of the Company (collectively, “Confidential Information”) are and will be the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for the account of himself or any other Person any Confidential Information without the prior written consent of the Company (by the action of the Board), unless and to the extent that such Confidential Information has become generally known to and available for use by the public other than as a result of Executive’s improper acts or omissions to act, or is required to be disclosed by law. Executive will deliver or cause to be delivered to the Company at the termination of the Engagement Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Company which he may then possess or have under his control.

7.       Enforcement. The Company and Executive agree that if, at the time of enforcement of Section 6, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to information of the type described in Section 6, the Company and Executive agree that money damages would be an inadequate remedy for any breach of Section 6. Therefore, in the event of a breach of Section 6, Company may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 6. The provisions of Section 6 are intended to be for the benefit of the Company and its successors and assigns, each of which may enforce such provisions and each of which (other than the Company) is an express third-party beneficiary of such provisions and this Agreement generally. Section 6 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Engagement Period.

8.       Other Representations and Warranties of Executive. Executive represents and warrants to the Company as follows:

(a)       Other Agreements. Executive is not a party to or bound by any engagement, non-compete, non-solicitation, nondisclosure, confidentiality or similar agreement with any other Person which would materially affect his performance under this Agreement.

(b)       Authorization. This Agreement when executed and delivered shall constitute a valid and legally binding obligation of Executive, enforceable against Executive in accordance with its terms.

9.       Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

10.       Certain Definitions. When used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more of its intermediaries, controls, is controlled by or is under common control with such Person.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including any governmental entity or any department, agency or political subdivision thereof).

11.       Miscellaneous.

(a)       Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (to such address, including email address previously used for communications between the parties or otherwise reasonably used for such notice) (a) on the date of personal delivery or email to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine on the date of such confirmed facsimile or telecopy transmission, or (c) when properly deposited for delivery by a nationally recognized commercial overnight delivery service.

(b)       Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is executed by the Company (with the approval of the Board) and Executive. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c)       Severability. Without limiting the relevant terms of this Agreement, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

(d)       Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

(e)       Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Company, Executive and their respective assigns; provided that Executive may not assign his rights or delegate his duties under this Agreement without the prior written consent of the Company.

(f)       Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which may be an electronically transmitted copy which shall be deemed an original, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g)       Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

(h)       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED SOLELY AND EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY AGREE THAT ANY SUIT OR PROCEEDING ARISING DIRECTLY AND/OR INDIRECTLY PURSUANT TO OR UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK. BY ITS EXECUTION HEREOF, THE PARTIES HEREBY COVENANT AND IRREVOCABLY SUBMIT TO THE IN PERSONAM JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK AND AGREE THAT ANY PROCESS IN ANY SUCH ACTION MAY BE SERVED UPON ANY OF THEM PERSONALLY, OR BY CERTIFIED MAIL OR REGISTERED MAIL UPON THEM OR THEIR AGENT, RETURN RECEIPT REQUESTED, WITH THE SAME FULL FORCE AND EFFECT AS IF PERSONALLY SERVED UPON THEM IN NEW YORK CITY. THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH JURISDICTION IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT OR PROCEEDING AND ANY DEFENSE OR LACK OF IN PERSONAM JURISDICTION WITH RESPECT THERETO. IN THE EVENT OF ANY SUCH ACTION OR PROCEEDING, THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

(i)       WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

 (j)       Actions by the Company. Any action, election or determination by the Board or any committee of the Board pursuant to or relating to this Agreement will be effective if, and only if, it is taken or made by (or with the prior approval of) a majority of the members of the Board who are not at the time engageees of the Company.

(k)       Section 409A. The Company and Executive intend for this Agreement either to satisfy the requirements of Section 409A of the Code and all applicable guidance promulgated thereunder (“Section 409A”) or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the Company and Executive hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A while best preserving the intention of the parties as evidenced by the terms set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

BESPOKE EXTRACTS, INC.

/s/ Danil Pollack
Name: Danil Pollack
Title: Chief Executive Officer

EXECUTIVE:

/s/ Yaniv Rozen
Yaniv Rozen

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